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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 3, 2002 relating to the financial statements for the year ended May 31, 2002, which appears in Schmitt Industries, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
August 18, 2004

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Consent of Independent Registered Public Accounting Firm